UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

MOLECULAR DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27316 (Commission File Number)	94-2914362 (IRS Employer Identification No.)

1311 Orleans Drive
Sunnyvale, CA 94089

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 747-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.

     On September 7, 2004, Upstate Group, Inc., a privately held company (“Upstate”), and Serologicals Corporation, a Delaware corporation (“Serologicals”)(NASDAQ:SERO), announced that Serologicals has agreed to acquire Upstate (the “Acquisition”) pursuant to an Agreement and Plan of Merger, dated September 7, 2004 (the “Merger Agreement”), among Upstate, Serologicals and certain other parties thereto, for total consideration of $205 million in Serologicals common stock and cash, less amounts to repay Upstate’s debt and expenses (the “Consideration”), subject to adjustment based on Upstate’s working capital as of the closing of the Acquisition.

     Pursuant to the Merger Agreement, as filed by Serologicals with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to a report on Form 8-K dated September 10, 2004, upon the closing of the Acquisition, the Consideration, less amounts escrowed for indemnification and related purposes, would be paid to equityholders of Upstate pro rata in proportion to such equityholder’s ownership interest of Upstate on a fully diluted as converted to common stock basis. As of September 13, 2004, Molecular Devices Corporation owned approximately 16.4% of the equity interest of Upstate on a fully diluted as converted to common stock basis.

     The Merger Agreement provides that a portion of the Consideration to be paid to Molecular Devices and certain other specified stockholders would be shares of Serologicals common stock that would be issued by Serologicals under an exemption to the registration requirements of the Securities Act of 1933, as amended. Pursuant to the terms of a registration rights agreement that would be entered into among Serologicals and certain stockholders of Upstate in connection with the closing of the Acquisition, Serologicals would agree to cause to be filed no later than 60 days after the date of the registration rights agreement a resale registration statement providing for the sale of securities issued by Serologicals in connection with the Acquisition and will use its reasonable efforts to cause such resale registration statement to be declared effective by the SEC as soon as practicable thereafter.

     Upstate and Serologicals have announced that they expect the Acquisition to be completed during the fourth quarter of 2004, pending expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other closing conditions set forth in the Merger Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOLECULAR DEVICES CORPORATION
Dated: September 13, 2004	By:	/s/ Timothy A. Harkness
Timothy A. Harkness
Vice President and Chief Financial Officer